UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 8, 2006
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)
212-484-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Time Warner Inc., a Delaware corporation (“Time Warner” or the “Company”), is filing condensed consolidating financial statements for Time Warner (reflecting the consolidation of TW AOL Holdings Inc. (“TW AOL”), Historic TW Inc. (“Historic TW”), Time Warner Companies, Inc. (“TWCI”), Turner Broadcasting System, Inc. (“TBS”) and the non-guarantor subsidiaries) as of September 30, 2006, December 31, 2005 and 2004, for the nine months ended September 30, 2006 and 2005, and for each year in the three-year period ended December 31, 2005 (the “Condensed Consolidating Financial Statements”). TW AOL, Historic TW, TWCI and TBS are wholly owned subsidiaries of Time Warner. The Condensed Consolidating Financial Statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 that was filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2006 and the recast consolidated financial statements of Time Warner included in the Company’s Current Report on Form 8-K dated November 3, 2006 that was filed with the Commission on November 3, 2006.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit	Description

99.1	Condensed consolidating financial statements of Time Warner (reflecting the consolidation of TW AOL Holdings Inc., Historic TW Inc., Time Warner Companies, Inc., Turner Broadcasting System, Inc. and the non-guarantor subsidiaries) as of September 30, 2006, December 31, 2005 and 2004, for the nine months ended September 30, 2006 and 2005, and for each year in the three-year period ended December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

	By:	/s/ Wayne H. Pace

Name: Wayne H. Pace
		Title:	Executive Vice President and
Chief Financial Officer

Date: November 8, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Condensed consolidating financial statements of Time Warner (reflecting the consolidation of TW AOL Holdings Inc., Historic TW Inc., Time Warner Companies, Inc., Turner Broadcasting System, Inc. and the non-guarantor subsidiaries) as of September 30, 2006, December 31, 2005 and 2004, for the nine months ended September 30, 2006 and 2005, and for each year in the three-year period ended December 31, 2005.